Exhibit 5.1

Smith, Anderson, Blount,

Dorsett, Mitchell & Jernigan, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	May 18, 2018	Mailing Address P.O. Box 2611 Raleigh, North Carolina 27602-2611 TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Charles & Colvard, Ltd.

170 Southport Drive

Morrisville, North Carolina 27560

Re:	Charles & Colvard, Ltd. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Charles & Colvard, Ltd., a North Carolina corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3, including a base prospectus (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company, from time to time pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of up to $25,000,000 aggregate offering price of (a) shares of the common stock of the Company, no par value per share (the “Common Stock”), (b) shares of one or more series of the preferred stock of the Company, no par value per share (the “Preferred Stock”), (c) warrants to purchase Common Stock or Preferred Stock (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”), and (d) units comprised of Common Stock, Preferred Stock and Warrants in any combination (the “Units”).

The Common Stock, the Preferred Stock, the Warrants, and the Units are collectively referred to herein as the “Securities.” Capitalized terms not defined herein shall have the definitions ascribed to them in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined the Registration Statement, the Restated Articles of Incorporation of the Company (the “Articles of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”), and such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. In our examination, we have assumed the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as certified copies or photocopies, and the authenticity of originals of such latter documents. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.

Charles & Colvard, Ltd.

May 18, 2018

In rendering the opinions set forth below, we have assumed the following:

(A)         Immediately prior to the issuance of any shares of Common Stock or Securities convertible into or exercisable for, or that are comprised of, Common Stock, the Company will have available for issuance, under the Articles of Incorporation, a sufficient number of authorized but unissued shares of Common Stock for such issuance, conversion or exercise.

(B)         Immediately prior to the issuance of any shares of Preferred Stock or Securities convertible into or exercisable for, or that are comprised of, Preferred Stock, the Company will have available for issuance, under the Articles of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock for such issuance, conversion or exercise.

(C)         Prior to the issuance of any Security (including upon conversion or exercise of any other Security in accordance with the terms of such Security), the Board of Directors of the Company (the “Board”) will have taken or caused to be taken all necessary corporate action to authorize the issuance of and the terms of such Security, the offering of such Security and related matters, including, with respect to any shares of Common Stock or Preferred Stock, that the consideration therefor will not be less than par value, and with respect to any series of Preferred Stock, designation of the relative rights, preferences and limitations of such Preferred Stock.

(D)         Each issuance of Securities (including upon conversion or exercise of any other Security in accordance with the terms of such Security) and the terms of such Securities will comply with the Articles of Incorporation, the Bylaws, the corporate action approving such issuance, applicable law, all instruments binding on the Company and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

(E)         The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective and will comply with all applicable laws, rules and regulations at the time any Securities are offered or issued, as contemplated by the Registration Statement.

(F)         A prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, rules and regulations at the time any Securities are offered or issued, as contemplated by the Registration Statement.

(G)         The Securities will be offered, sold and issued in the manner contemplated by the Registration Statement, any applicable prospectus supplement and the corporate action approving the offer, sale and issuance of such Securities.

(H)         If applicable, a definitive purchase, underwriting or similar agreement with respect to any Securities to be issued (a “Purchase Agreement”) will have been duly authorized by all necessary corporate action of the Company and validly executed and delivered by the Company and the other parties thereto, and the applicable Securities will be sold in accordance with the provisions of such Purchase Agreement.

(I)         At the time of the issuance of any Security (including upon conversion or exercise of any other Security in accordance with the terms of such Security), the Company is and will remain duly organized, validly existing and in good standing under applicable state law.

(J)         There shall not have occurred any change in law affecting the validity or binding nature of the Securities, the Warrant Agreement or any agreement governing the Units (the “Unit Agreement”).

Charles & Colvard, Ltd.

May 18, 2018

Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:

1.          With respect to any shares of Common Stock to be issued by the Company pursuant to the Registration Statement, (i) when the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement and (ii) upon either (a) the countersigning of the certificate representing the shares of Common Stock by a duly authorized signatory of the Company’s registrar for Common Stock or (b) the book entry of such shares by the transfer agent for the Company’s Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.          With respect to any shares of any series of Preferred Stock to be issued by the Company pursuant to the Registration Statement, (i) when the Company has properly adopted, and filed with the Secretary of State of the State of North Carolina, Articles of Amendment that authorize the issuance of such Preferred Stock, the issuance of such shares of Preferred Stock will be duly authorized, (ii) when the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement, and (iii) upon either (a) the countersigning of the certificate representing the shares of Preferred Stock by a duly authorized signatory or (b) the book entry of such shares, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.          With respect to any Warrants to be issued by the Company pursuant to the Registration Statement, when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, (ii) such Warrants have been issued in accordance with the terms of the applicable Warrant Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Warrant Agreement and any applicable Purchase Agreement, such Warrants will constitute valid and binding obligations of the Company.

4.          With respect to any Units to be issued by the Company pursuant to the Registration Statement, when (i) any applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, (ii) such Units have been issued in accordance with the terms of the applicable Unit Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Unit Agreement and any applicable Purchase Agreement, such Units will constitute valid and binding obligations of the Company.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. Our opinions expressed herein are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion as to the enforceability of any provisions in the Purchase Agreement, Warrant Agreement or Unit Agreement that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion or provide that determination by a party is conclusive, (iv) require waivers or amendments to be made only in writing, (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws, (vi) impose liquidated damages, penalties or forfeiture or that limit or alter laws requiring mitigation of damages, (vii) concern choice of forum or consent to the jurisdiction of courts, venue of actions or means of service of process, (viii) purport to waive the right of jury trial, (ix) require a party thereto to pay or reimburse attorneys’ fees incurred by another party or to indemnify another party therefor, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees, (x) provide for arbitration, (xi) relate to evidentiary standards or other standards by which the applicable document is to be construed, (xii) state that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative, (xiii) provide for severability, (xiv) purport to create rights of setoff otherwise than in accordance with applicable law, or (xv) permit the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform.

Charles & Colvard, Ltd.

May 18, 2018

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and no opinion is expressed herein as to the laws of any other jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities, including the securities laws of the State of North Carolina, and we express no opinion with respect to any federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Sincerely yours,

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.